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                                                              EXHIBIT NO. 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in each Statement of Additional Information, for the funds below, in Post-Effective Amendment No. 25 to the Registration Statement (Form N-1A, No. 33-34502) of MFS Series Trust VI.

We also consent to the incorporation by reference into the Statement of Additional Information of our reports, dated December 21, 2006, with respect to the financial statements and financial highlights of MFS Global Equity Fund, MFS Global Total Return Fund and MFS Utilities Fund (the three portfolios of MFS Series Trust VI) included in the Annual Report to Shareholders for the fiscal year ended October 31, 2006.


                                                 ERNST & YOUNG LLP
                                                 -----------------------------
                                                 Ernst & Young LLP

Boston, Massachusetts
December 26, 2006